Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Honda Motor Co., Ltd. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 20-F for the year ended March 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 20, 2018

By:	/s/ Takahiro Hachigo
Name:	Takahiro Hachigo
Title:	President and Representative Director Chief Executive Officer Honda Motor Co., Ltd.